UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Consent Revocation Statement

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☐	Definitive Consent Revocation Statement

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☑	Soliciting Material Pursuant to § 240.14a-12

Creative Learning Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRESS RELEASE

FOR IMMEDIATE RELEASE

CREATIVE LEARNING CORPORATION RELEASES COMMUNICATION URGING
STOCKHOLDERS NOT TO RESPOND TO PAPPAS CONSENT SOLICITATION

ST. AUGUSTINE, FL – DECEMBER 16, 2016 – Creative Learning Corporation (OTCQX:CLCN) today released a communication urging stockholders not to respond to the consent solicitation by Brian Pappas.

AN IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS

Dear Fellow Stockholder:

On December 9, 2016, Brian Pappas, through his controlled company FranVentures, LLC (“FranVentures”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary consent statement on Schedule 14A, asking you, the owners of Creative Learning Corporation (the “Company” or “CLC”), to remove the current members of the Board of Directors of the Company (the “Board”) and to replace them with three individuals proposed by Mr. Pappas.  As a result, you may have received, or may receive in the future, consent solicitation materials from FranVentures and/or Mr. Pappas seeking your written consent to remove our current Board members and elect Mr. Pappas’ slate of hand-picked nominees to the Board.

YOUR BOARD OF DIRECTORS VIGOROUSLY OPPOSES MR. PAPPAS’
ATTEMPT TO TAKE CONTROL OF THE BOARD AND THE COMPANY,
AND STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY CONSENT
CARD THAT HE MAY SEND TO YOU

We believe that Mr. Pappas’ taking control of the Company would be detrimental our public stockholders.  As previously announced, the Company has filed a lawsuit against Mr. Pappas alleging that, while serving as the Company’s Chief Executive Officer and Chairman of the Board during 2010-2015, Mr. Pappas engaged in multiple actions for which he is accused by the Company of fraud, self-dealing and breach of fiduciary duty, including:

•

causing the Company to make improper payments to Mr. Pappas’ controlled company, FranVentures, to which it was not entitled;

•

causing improper financial benefits to be conferred upon Mr. Pappas’ family members; and

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causing the Company to incur substantial expenses in connection with the ongoing SEC investigation of Mr. Pappas and CLC resulting from Mr. Pappas’ conduct, as well as in connection with the investigation conducted by the State of Virginia resulting from fraud and other claims asserted against Mr. Pappas in relation to illegal sales of franchises in Virginia.

The lawsuit also alleges that Mr. Pappas’ conduct was a material cause of the substantial delay and difficulty of completing the audit of the Company’s 2015 financial statements, which delay required CLC to suspend its domestic franchise operations for a portion of 2016, causing substantial financial losses to the Company.  The lawsuit seeks to recover damages suffered by the Company as a result of Mr. Pappas’ conduct.

If Mr. Pappas is successful in his attempt to gain control of the Board through his consent solicitation, his nominees would likely prevent the Company from prosecuting the Company’s lawsuit against him.  As a result, the Company would not be able to recover the substantial damages allegedly caused by Mr. Pappas’ conduct.  Moreover, there is a significant risk that Mr. Pappas would again engage in the conduct described above, thereby causing further financial and reputational losses to the Company.  For these reasons, your Board believes that acquisition of control of the Company by Mr. Pappas would likely result in a substantial loss of stockholder value.

DO NOT ALLOW MR. PAPPAS TO TAKE CONTROL OF YOUR COMPANY
WITHOUT PAYING FOR IT

Soon, the Company will file with the SEC and send you a consent revocation statement and other communications in connection with the consent solicitation being conducted by Mr. Pappas and FranVentures, which will explain in more detail the Board’s reasons for opposing Mr. Pappas’ attempt to gain control of the Company.  Your Board recommends that you carefully review the Company’s consent revocation statement (when it becomes available) and all other communications that we will be sending to you regarding this matter.  We are confident that, after you hear all of the facts, you will reject Pappas’ attempt to seize control of your Company.

In the meantime, your Board urges you to take NO ACTION in regard to the consent solicitation conducted by Mr. Pappas and FranVentures.  In particular, your Board recommends that you do NOT sign or return any consent card that has been or may be sent to you by or on behalf of Mr. Pappas and/or FranVentures and wait for the Company’s consent revocation materials.  If you have previously signed and returned a consent card, you can revoke it by signing, dating and returning to the Company the consent revocation card that will accompany the Company’s consent revocation statement.

If you have any questions or need further assistance in connection with this matter, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc., at 800-322-2885 (toll-free) or 212-929-5500 (collect) or via email at proxy@mackenziepartners.com.

Thank you for your continuing support.

Sincerely yours,

THE BOARD OF DIRECTORS OF CREATIVE LEARNING CORPORATION

Additional Information and Where to Find It

Creative Learning Corporation and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from CLC stockholders in connection with the consent solicitation conducted by FranVentures, LLC and certain of its affiliates.  Information about CLC officers and directors is set forth in CLC’s Annual Report on Form 10-K for the year ended September 30, 2015, which was filed with the SEC on September 13, 2016.  The Company intends to file with the SEC a preliminary consent revocation statement in connection with the consent solicitation conducted by FranVentures, LLC and certain of its affiliates.  Information regarding the identity of the persons who may, under the SEC rules, be deemed to be participants in the consent revocation solicitation by the Company, and the participants’ interests in the solicitation, will be set forth in the preliminary consent revocation statement.  WE URGE INVESTORS TO READ THE PRELIMINARY CONSENT REVOCATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Security holders will be able to obtain a free copy of the preliminary consent revocation statement and other related documents filed by the Company free of charge on the SEC's website at www.sec.gov or by contacting Creative Learning Corporation, Attention:  Investor Relations, 701 Market Street, Suite 113, St. Augustine, Florida 32095, (904) 824-3133.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “intends,” “plans,” “may,” “pending,” “continues,” “should,” “could” and other similar words.  All statements addressing operating performance, events or developments that Creative Learning Corporation expects or anticipates will occur in the future, including but not limited to projections of revenue, provisions for doubtful accounts, income or loss, capital expenditures, debt structure, principal payments on debt, capital structure, other financial items and operating statistics, pending litigation, statements regarding our plans and objectives for future operations.